================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           KENDLE INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                  Kendle Logo

                           KENDLE INTERNATIONAL INC.
                                700 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 1998

TO THE SHAREHOLDERS OF KENDLE INTERNATIONAL INC.:

     The annual meeting of shareholders of Kendle International Inc. will be held on Thursday, May 21, 1998 at 10:00 a.m., Eastern Time, at The Omni Netherland Plaza, 35 W. Fifth Street, Cincinnati, Ohio 45202, for the following purposes:

     1. To elect five directors to hold office for the ensuing year or until their respective successors are elected and qualified;

     2. To approve the 1998 Employee Stock Purchase Plan authorizing the issuance of 500,000 shares;

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants for the Company for the year ending December 31, 1998; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on March 31, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          By Order of the Board of Directors,

                                          Candace K. Bryan
                                          Chairman of the Board and
                                          Chief Executive Officer

DATED: APRIL 14, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                           KENDLE INTERNATIONAL INC.
                                700 CAREW TOWER
                                441 VINE STREET
                             CINCINNATI, OHIO 45202

                           -------------------------

                                PROXY STATEMENT
                           -------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

     The Board of Directors of Kendle International Inc. is requesting your proxy for use at the Annual Meeting of Shareholders on May 21, 1998, and at any adjournment thereof, pursuant to the foregoing Notice. This Proxy Statement and the accompanying proxy card are being mailed to shareholders with the Company's 1997 Annual Report on or about April 14, 1998.

                          VOTING AT THE ANNUAL MEETING

GENERAL

     Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting. Abstentions will have no effect on the election of directors but will be treated as "no" votes for all other matters voted on at the Annual Meeting.

     As of March 31, 1998, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 8,604,425 shares of Common Stock outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 31, 1998 will be entitled to vote at the Annual Meeting.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of February 27, 1998 by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

                                                               SHARES BENEFICIALLY
                                                                    OWNED (1)
                                                              ---------------------
                  NAME OF BENEFICIAL OWNER                      NUMBER      PERCENT
                  ------------------------                    ----------    -------
Candace K. Bryan(2)(3)......................................   1,368,716     15.9%
Christopher C. Bergen(3)....................................   1,060,784     12.3%
Kendle Stock Trust(3).......................................     620,500      7.2%
Philip E. Beekman(4)........................................      13,261        *
Charles A. Sanders(4).......................................      15,161        *
Timothy M. Mooney(5)........................................     136,550      1.6%
All executive officers and Directors as a group (5
  persons)(6)...............................................   2,594,472     29.6%

---------------

* Less than 1%

(1) Based on 8,602,425 shares of Common Stock outstanding. Shares of the Company's Common Stock which a beneficial owner has the right to acquire within 60 days of December 31, 1997 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing percentage ownership of any other person.

(2) Includes 18,980 shares held directly by Hazel Kendle, mother of Dr. Bryan.

(3) The business address of the above individuals/trust is 700 Carew Tower, 441 Vine St. Cincinnati, OH 45202.

(4) Includes 10,000 shares issuable upon the exercise of vested options.

(5) Includes 135,050 shares issuable upon the exercise of vested options.

(6) Includes 155,050 shares issuable upon the exercise of vested options.

                             ELECTION OF DIRECTORS

     The Board is nominating for re-election all of the current directors, namely Candace K. Bryan, Christopher C. Bergen, Timothy M. Mooney, Philip E. Beekman and Charles A. Sanders.

     All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting and until their successors are elected and qualified.

     Proxies will be voted in favor of election of the nominees named herein unless authority to vote is withheld.

     If any of the nominees should become unable to accept election or declines to serve, neither of which the Board anticipates, it is intended, in the absence of contrary direction, that the proxies will be voted for the balance of those named above and for substitute nominees as the Board may designate, unless the Board has taken prior action to reduce its membership. The proxies will in no event be voted for a greater number of nominees than five.

     During 1997, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which the individual director served. There are two committees of the Board of Directors which assist the Board in discharging its responsibilities. These committees, their members and functions are discussed below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

INFORMATION ABOUT NOMINEES

     CANDACE K. BRYAN, PHARM. D., 51, co-founded the Company in 1981 and has served as Chief Executive Officer and Chairman of the Board since its incorporation. From 1979-1981, Dr. Bryan served as Clinical Associate Professor of Pediatrics at University of Pennsylvania School of Medicine; Clinical Assistant Professor at Philadelphia College of Pharmacy and Sciences; and Director, Department of Pharmacy, The Children's Hospital of Philadelphia. From 1974-1978, Dr. Bryan served in a variety of positions at the University of North Carolina School of Pharmacy and School of Medicine. Dr. Bryan has published more than 15 scientific articles and was recently elected as a director of H.J. Heinz Company, a food products manufacturer. Dr. Bryan is the wife of Christopher C. Bergen, President and Chief Operating Officer of the Company.

     CHRISTOPHER C. BERGEN, 47, co-founded the Company in 1981 and has served as President and Chief Operating Officer since 1981 and has served as a director of the Company since its incorporation. From 1977 through 1981, Mr. Bergen served in various capacities at The Children's Hospital of Philadelphia, most recently as Associate Vice President. Mr. Bergen is the husband of Candace K. Bryan, Chief Executive Officer of the Company.

     TIMOTHY M. MOONEY, 50, joined the Company in May 1996 and was elected to the Board of Directors in January 1997. Prior to joining the Company as Vice President-Finance, Chief Financial Officer and Treasurer, Mr. Mooney was the Vice President, Chief Financial Officer and Treasurer of The Future Now, Inc., a computer reseller. From May 1988 to July 1994, Mr. Mooney served as Senior Vice President and Chief Financial Officer of Hook-SupeRx, Inc., a retail drugstore chain. Mr. Mooney was previously a partner with Coopers & Lybrand

L.L.P. Mr. Mooney serves as a director of Winton Financial Corporation, a unitary savings and loan holding company.

     PHILIP E. BEEKMAN, 66, was elected a Director of the Company in January 1997. Mr. Beekman is the President of Owl Hollow Enterprises, a consulting and investment company. Prior to July 1994, Mr. Beekman served as Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. Mr. Beekman is a director of Consolidated Cigar Holdings, Inc., a tobacco products company; the National Association of Chain Drug Stores; General Chemical Group Inc., a supplier of soda ash and other chemicals; B.T. Office Products International, a distributor of commercial office supply products; Linens 'N Things, a retail chain of home furnishings; the Ladies Professional Golf Association; and the National Organization on Disability.

     CHARLES A. SANDERS, M.D., 66, was elected a Director of the Company in January 1997. From 1989 to 1994, Dr. Sanders was Chief Executive Officer of Glaxo Inc., and he served as Chairman of that company from 1992 to 1995. Prior to joining Glaxo Inc., Dr. Sanders spent eight years with Squibb Corp. where he held a number of senior positions including Vice Chairman. Previously, Dr. Sanders was general director of Massachusetts General Hospital and Professor of Medicine at Harvard Medical School. He is currently a member of the Institute of Medicine of the National Academy of Sciences, a trustee of the University of North Carolina at Chapel Hill, chairman of Project HOPE and chairman of the Commonwealth Fund. Dr. Sanders serves as a director of StaffMark, Inc., a provider of diversified staffing services to businesses, healthcare providers and government agencies; and of Magainin Pharmaceuticals, Inc., Vertex Pharmaceuticals Incorporated, Pharmcopeia, Inc., Scios, Inc. and Trimeris, Inc. , all biopharmaceutical companies engaged in the development of medicines for serious diseases.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are two committees of the Company's Board of Directors: the Compensation Committee and the Audit Committee. The Compensation Committee, which met twice during 1997, is composed of Mr. Beekman (Chairman), Dr. Sanders and Dr. Bryan and is responsible for the approval of remuneration arrangements for executive officers of the Company, the review of the Company's compensation plans and the general review of the Company's employee compensation policies. The Audit Committee, which met once during 1997, is composed of Dr. Sanders (Chairman), Mr. Beekman and Mr. Bergen, and is responsible for the engagement of independent auditors, the review of audit fees, the supervision of matters relating to audit functions, and the review and setting of internal policies and procedures regarding audit, accounting and other financial controls.

     The Company does not have a nominating committee or executive committee.

COMPENSATION OF DIRECTORS

     In August 1997, the Company adopted a policy to compensate each non-employee director of the Company $1,000 for each directors' meeting attended and $500 per committee meeting attended. Such compensation for meetings is reduced by 50% if the director participates in the meeting by telephone. The foregoing compensation is paid quarterly, in arrears, in the form of Company Common Stock. Under the Company's 1997 Stock Option and Stock Inventive Plan (the "Stock Option Plan"), each non-employee director was granted a non-qualified option to purchase 10,000 shares of Common Stock at the time of the Company's initial public offering and will be granted a non-qualified option to purchase 5,000 shares of Common Stock if elected as a director at the Annual Meeting. Non-employee directors are subsequently entitled to similar options for 1,000 shares of Common Stock upon each annual election as a director thereafter. The option price for all such options equals the fair market value (as defined in the Stock Option Plan) of Common Stock on the grant date. Directors who are employees of the Company are not separately compensated for serving as directors.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid for the last three fiscal years to the Company's Chief Executive Officer and the two other executive officers (the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM COMPENSATION AWARDS
                                    ANNUAL COMPENSATION        -------------------------------------
           NAME AND             ---------------------------        SECURITIES           ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY      BONUS     UNDERLYING OPTIONS    COMPENSATION(1)
      ------------------        ----    --------    -------    ------------------    ---------------
Candace K. Bryan..............  1997    $153,444    $70,000           2,250                   0
Chairman of the Board of        1996     122,400          0               0               2,291
Directors and Chief Executive   1995     123,754          0               0               2,099
Officer
Christopher C. Bergen.........  1997     145,944     56,000           2,000                   0
President and Chief Operating   1996     122,400          0               0               2,291
Officer                         1995     123,129          0               0               2,099
Timothy M. Mooney(2)..........  1997     134,671     42,000           1,650                   0
Vice President-Finance, Chief   1996      72,035          0         135,050                   0
Financial Officer and
  Treasurer

---------------

(1) Represents insurance premium payments.
(2) Mr. Mooney joined Kendle in May 1996.

STOCK OPTIONS

     The table below provides certain information with respect to grants of stock options to the Named Executives pursuant to the Company's Stock Option Plan during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                         NUMBER OF      PERCENT OF                                      ANNUAL RATE OF STOCK
                         SECURITIES    TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO                                       OPTION TERM(2)(3)
                          OPTIONS      EMPLOYEES IN       EXERCISE       EXPIRATION    ----------------------
         NAME            GRANTED(1)     FISCAL YEAR     PRICE(/SHARE)       DATE          5%           10%
         ----            ----------    -------------    -------------    ----------    ---------    ---------
Candace K. Bryan.......    2,250           0.44%           $14.00         08/22/07      $19,810      $50,203
Christopher C.
  Bergen...............    2,000           0.39%            14.00         08/22/07       17,609       44,625
Timothy M. Mooney......    1,650           0.32%            14.00         08/22/07       14,527       36,815

---------------

(1) All options granted to the Named Executives are exercisable in five equal annual installments beginning one year after the date of grant.
(2) Potential realizable value is calculated from the exercise price of the options granted.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF UNDERLYING          VALUE OF UNEXERCISED
                                                               UNEXERCISED SECURITIES             IN-THE-MONEY
                           NUMBER OF SECURITIES                       OPTIONS               OPTIONS AT FISCAL YEAR-
                            UNDERLYING OPTIONS     VALUE         AT FISCAL YEAR-END                  END(1)
          NAME                  EXERCISED         REALIZED   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          ----             --------------------   --------   --------------------------   ----------------------------
Candace K. Bryan.........           0                0               0        2,250        $       0        $6,188
Christopher C. Bergen....           0                0               0        2,000                0         5,500
Timothy M. Mooney........           0                0         135,050        1,650        2,098,677         4,538

---------------

(1) Represents the number of shares optioned multiplied by the difference between $16.75, the fair market value of the Common Stock at December 31, 1997, and the exercise price for that option.

PROTECTIVE COMPENSATION AND BENEFIT AGREEMENTS

     The Company has entered into Protective Compensation and Benefit Agreements with certain employees, including all executive officers of the Company. These agreements are subject to annual review by the Company's Board of Directors, expire on December 31, 1999, and will be automatically extended in one year increments unless canceled by the Company. The agreements provide for specified benefits, including two years' compensation, in the event of a change in control as that term is defined in the agreements.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee establishes compensation for executive officers by setting salaries, approving bonus plans, making bonus awards and awarding stock options. The Committee also administers the Company's stock related benefit plans and reviews and consults with Company management regarding other benefit plans and practices. The Committee meets as necessary each year to review executive officer compensation, to act on specific recommendations by management for the grant of stock options and to review the overall compensation philosophy, policies and practices of the Company.

     The Company's overall philosophy on compensation, as adopted by the Committee, is to provide a competitive compensation package capable of attracting and retaining talented employees. The components of overall compensation for each position, including specifically the Company's executive officers, are set by, among other factors, comparison with the pay practices of comparable companies. It was on this basis that the Committee established the annual compensation of Dr. Bryan, Mr. Bergen and Mr. Mooney at a meeting held on May 14, 1997.

     On August 10, 1997, the Committee reviewed and approved stock option grants to each of the Company's employees to be granted concurrent with the Company's initial public offering. The grant levels were based upon criteria approved by the Committee including the employee's length of service and job classification. The Company granted 5,900 stock options to the Named Executives, as a group, in 1997.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company may not deduct more that $1 million in compensation paid to any one of its executive officers, unless the excess amount is performance-based compensation satisfying certain rules. The Company's Stock Option Plan is designed to qualify under the compensation requirements of this provision. Due to current salary levels and anticipated bonus targets, the Committee believes that it is unlikely that application of Section 162(m) will prevent the Company from claiming a deduction for the amount of compensation paid to senior executive officers.

                                Compensation Committee of the Board of Directors

                                            Philip E. Beekman, Chairman
                                            Charles A. Sanders
                                            Candace K. Bryan

CERTAIN TRANSACTIONS

     In 1997, the Company paid $397,000 to a construction company owned by a relative of Dr. Bryan for construction and renovations at its principal executive offices. Such work is continuing. Management believes that payments to the construction company are on terms no less favorable than those that could have been negotiated with unaffiliated third parties.

                               PERFORMANCE GRAPH

     The following graph shows cumulative total shareholder returns for the period beginning August 22, 1997 and ending on December 31, 1997 with a published industry index or line-of-business index. The Company has selected the Nasdaq Stock Market (U.S.) Index and a composite peer group consisting of ClinTrials Research Inc., Parexel International, Pharmaceutical Product Development, Inc. and Quintiles Transnational Corp. The graph assumes that $100 was invested on August 22, 1997 in Kendle International Inc. stock (at the initial public offering price) and in the index and peer group on August 22, 1997. The graph further assumes the reinvestment of all dividends.

                               Performance Graph

                              AUGUST 22,   AUGUST 31,   SEPTEMBER 30,   OCTOBER 31,   NOVEMBER 30,   DECEMBER 31,
                                 1997         1997          1997           1997           1997           1997
                              ----------   ----------   -------------   -----------   ------------   ------------
Kendle International Inc....    100.00       114.29        133.93         107.14         109.82         119.64
Peer Group..................    100.00        97.54        104.07          91.00          93.45         113.47
Nasdaq Stock Market
  (U.S.)....................    100.00        99.42        105.30          99.83         100.32          98.75

                                APPROVAL OF 1998
                          EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors is recommending that shareholders approve the 1998 Employee Stock Purchase Plan (the "Plan"). The Plan was approved by the Board of Directors on March 24, 1998 as a method of providing eligible employees of the Company and its subsidiaries with the ability to acquire shares of the Company's Common Stock through payroll deductions. The Company has reserved 500,000 shares of the Company's Common Stock for issuance under the Plan.

ELIGIBILITY AND PARTICIPATION; ADMINISTRATION

     Each full-time employee who has completed one month of employment with the Company or any eligible subsidiary of the Company is eligible to participate in the Plan. However, no employee shall be granted a right to purchase shares of Common Stock under the Plan (a) if, immediately after the grant, the employee would own, directly or indirectly, stock and/or hold outstanding purchase rights to purchase stock equaling 5% or more of the total combined voting power or value of all classes of stock of the Company, or (b) which permits the employee the right to purchase stock with a fair market value of greater than $25,000 (determined at the time such purchase right is granted) during any calendar year. As of March 31, 1998, there were approximately 870 employees eligible to participate in the Plan.

     Each participant may elect payroll deductions of any whole percentage from 1% to 10% of such participant's compensation (exclusive of bonus payments, expense allowances and compensation paid in a form other than cash). The Plan will be implemented through one 12-month purchase period each calendar year. On the first day of each purchase period, each participant will be deemed to have been granted a right to purchase a number of shares of Common Stock equal to the accumulated payroll deductions that will be made during the purchase period divided by the applicable purchase price per share of Common Stock. The purchase price will be 85% of the lower of the fair market value (as defined in the Plan) of Common Stock on the first or last day of the purchase period. On March 31, 1998, the last sale price of the Company's Common Stock was $23.25 per share. On the last day of the purchase period each participant will be deemed to have purchased the number of full shares of Common Stock which his or her accumulated payroll deductions will purchase at the applicable purchase price. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be held for the purchase of Common Stock in the next purchase period without interest. A participant may stop participating in the Plan at any time. Purchase rights under the Plan are not transferable. Purchase rights are subject to proportionate adjustments in the event of any stock dividend, stock split, combination or other similar transaction affecting the Company's Common Stock. Slight deviations in Plan requirements may be necessary to make the Plan conform to the local laws of participants' countries outside of the United States. The Plan will be administered by the Compensation Committee of the Board of Directors.

AMENDMENT AND TERMINATION

     The Plan may be amended or terminated by the Board of Directors of the Company at any time, provided, however, that the Board of Directors may not amend the plan to change (i) the aggregate number of shares of Common Stock which may be issued under the Plan or (ii) the class of employees eligible to participate in the Plan (other than to designate additional subsidiaries as eligible to participate) without the approval of the shareholders, and may not terminate the Plan in a manner that would adversely affect a participant's rights thereunder without such participant's consent.

CERTAIN FEDERAL TAX CONSEQUENCES

     The Plan is intended to comply with the requirements governing employee stock purchase plans set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Certain favorable tax consequences are afforded purchasers of stock pursuant to an employee stock purchase plan meeting those requirements. If a participant acquires stock under such a plan and holds it for a period of more than two years from the date the purchase right is granted and more than one year from the actual purchase date, the participant will not realize any ordinary income on the purchase but will realize ordinary income upon the disposition of such stock to the extent of the excess of the fair market value of such stock at the time the purchase right was granted over its purchase price (which in the Plan would be the amount of the 15% reduction in price), and the participant would report any additional gain as capital gain. If such stock is disposed of when its fair market value is less than its fair market value was at the time the purchase right was granted, the amount of ordinary income is limited to the excess of the fair market value at the time of disposition over the purchase price. Neither the grant of a purchase right under an employee stock purchase plan meeting the requirements of the Code nor the exercise of such a purchase right has tax consequences to the Company or the participant. If a participant disposes of stock acquired pursuant to such a purchase right within two years from the date the purchase right is granted or one year from the date the purchase right is exercised, the participant must report as additional ordinary income the difference between the purchase price and the fair market value of the stock at the time the purchase right is exercised, and the Company may take an income tax deduction in that amount.

     The affirmative vote of a majority of the shares voting at the Annual Meeting is required to approve the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Audit Committee of the Board of Directors appointed Coopers & Lybrand L.L.P. as the Company's independent public accountants for the year ending December 31, 1998. Coopers & Lybrand has been the independent accounting firm for the Company since 1996. Although not required by law, the Board of Directors is seeking shareholder ratification of this selection. The affirmative vote of a majority of shares voting at the Annual Meeting is required for ratification. If ratification is not obtained, the Board of Directors intends to continue the employment of Coopers & Lybrand at least through 1998. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented at the Annual Meeting. If however, any other matter is properly presented at the Annual Meeting it will require the affirmative vote of a majority of shares voting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during 1997 all filing requirements were met, except that Forms 3 for Dr. Bryan, Mr. Beekman, Mr. Bergen, Mr. Mooney and Dr. Sanders were filed after the Company's initial public offering.

VOTING BY PROXY

     All proxy cards properly signed will, unless a different choice is indicated, be voted "FOR" election of all nominees for directors proposed by the Board of Directors, "FOR" approval of the 1998 Employee Stock Purchase Plan and "FOR" ratification of the selection of independent public accountants.

     If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

SHAREHOLDER PROPOSALS

     Shareholders who desire to have proposals included in the notice for the Annual Meeting of Shareholders to be held in the Spring of 1999 must submit their proposals in writing to the Company, Attention Julie G. Lerner, Investor Relations, 700 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202 no later than December 15, 1998.

April 14, 1998

                            KENDLE INTERNATIONAL INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

         1.       PURPOSE.

         The purpose of this Plan is to provide employees of Kendle and its subsidiaries added incentive to their employment and to encourage their increased efforts to promote the best interests of Kendle. The Plan seeks to accomplish this purpose by permitting eligible employees to purchase Common Shares of Kendle at below-market prices. For purposes of the Plan, a subsidiary of the corporation of which Kendle is the common parent, is as defined by the Internal Revenue Code of 1986 in Section 424(f). As used in this Plan, the term "Kendle" means Kendle International Inc. and all such subsidiaries. This Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code and all provisions of this Plan are to be construed so as to meet that tax objective.

         2.       ELIGIBILITY.

         This Plan is available to each Eligible Employee of Kendle who meets the following tests on the first day of a Purchase Period as defined in Section
3. An Eligible Employee is one (a) who has been continuously employed by Kendle for at least one month; (b) whose customary employment by Kendle is at least 24 hours per week; and (c) whose customary employment by Kendle is more than five months in any calendar year.

         An Eligible Employee may not purchase Common Shares hereunder if, immediately thereafter such employee would own 5% or more of the total combined voting power or value of all classes of stock of Kendle or any subsidiary including attributable stock under Section 424(d) of the Internal Revenue Code, or if, for a given calendar year, such employee's aggregate rights to purchase stock under all employee stock purchase plans of Kendle would exceed $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by Section 423(b)(8) of the Internal Revenue Code.

         3.       EFFECTIVE DATE; TERM; PURCHASE PERIODS.

         This Plan shall become effective on June 30, 1998 or such later date as may be specified by the Board of Directors. This Plan shall cease to be effective unless, within 12 months after the date of its adoption by the Board, it has been approved at a meeting of the shareholders of Kendle.

         This Plan shall remain in effect until all Common Shares issuable under the Plan have been issued or June 30, 2003, whichever occurs first.

         A "Purchase Period" shall consist of the twelve month period beginning on each July 1, commencing on or after the effective date and prior to termination of the Plan.

         4.       ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by a Committee designated by the Board consisting of two or more members of the Board, each of whom is a Non-Employee Director within the meaning of Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934.

         In addition to the power to amend or terminate the Plan pursuant to
Section 9, the Committee shall have full power and authority to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including Kendle, any participant and any other employee of Kendle. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

         The Plan shall be administered so as to ensure all participants have the same rights and privileges as are provided by Section 423(b)(5) of the Internal Revenue Code.

         5.       BASIS OF PARTICIPATION.

                  5.1 PAYROLL DEDUCTION. Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of the Purchase Period which begins after such employee has become an Eligible Employee.

         To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization to Kendle or its designated agent. The authorization shall become effective on the first day of the Purchase Period following the execution and delivery of such authorization. Each authorization shall direct that payroll deductions be made by Kendle for each payroll period during which the employee is a participant in the Plan. The amount of each payroll deduction for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not less than One Percent nor more than Ten Percent, or such greater or lesser percentages as may be determined by the Committee, of the participant's current regular wage or salary (before withholding or other deductions) paid to him/her by Kendle.

         Payroll deductions (and any other amount paid under the Plan) shall be made for each participant in accordance with his/her authorization until participation in the Plan terminates, the authorization is revised or the Plan terminates, all as hereinafter provided.

         A participant may not change the amount of payroll deduction during any Purchase Period. Any requested changes on the amount of payroll deductions will be effective beginning on the first day of the next Purchase Period, subject to a participant's right to terminate participation in the Plan at any time as provided in Section 8.

         Payroll deductions shall be credited to an account established for each participant. At the end of each Purchase Period, the amount in each participant's account will be applied to purchase Kendle Common Shares for such Purchase Period. No interest shall accrue at any time for any amount credited to a participant's account.

                  5.2 OTHER METHODS OF PARTICIPATION. The Committee may establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, such as delivery of funds by participants in a lump sum or automatic charges to participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this paragraph without prior notice to any participant to Eligible Employee.

         6.       PURCHASE PRICE.

         The purchase price for Common Shares purchased under the Plan for any Purchase Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first day of such Purchase Period or (ii) 85% of the fair market value of the Common Shares on the last day of such Purchase Period. "Fair market value" means the average of the highest and lowest quoted selling prices for the Common Share as reported on the National Market System of The Nasdaq Stock Market or such other consolidated transaction reporting system on which the shares are primarily traded. If the shares are not traded on such date, then the next preceding day on which the shares were traded, all as reported by such source as the Committee may select. If the shares are not traded on a national securities exchange or other market system, fair market value shall be set under procedures established by the Committee.

         7.       ISSUANCE OF SHARES.

         Common Shares purchased by each participant shall be considered to be issued and outstanding to the participant's credit as of the close of business on the last day of each Purchase Period. A participant may any time withdraw certificates for all or a portion of the Common Shares credited to his or her account by giving written notice to Kendle, provided, however, that (a) no such request may be made more frequently than once per Purchase Period, (b) such request shall be for at least 25 Common Shares and (c) no participant shall be entitled to receive a certificate for any fractional share. Kendle will pay any stamp taxes imposed in connection with the issuance of any certificate under the Plan.

         After the close of each Purchase Period, a report will be sent to each participant stating entries made to the account, the number of Common Shares purchased and the applicable purchase price.

         8.       TERMINATION OF PARTICIPATION.

         A participant may at any time terminate participation in the Plan, provided such termination is received by Kendle in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, Kendle shall promptly deliver to such participant certificates for the number of full Common Shares held in the account and cash equal to any remaining balances and in lieu of any fractional shares. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a Common Share on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 6.

         If the participant dies, terminates employment with Kendle for any reason, or otherwise ceases to be an Eligible Employee, participation in the Plan shall immediately terminate. In such event, certificates for the number of full Common Shares held in the account, cash equal to any remaining balances and the cash equivalent of any fractional share so held, determined as provided in
Section 6, shall be delivered promptly to such participant.

         9.       TERMINATION OR AMENDMENT OF THE PLAN.

         Kendle may terminate the Plan at any time. Notice of termination shall be given to all participants, but any failure to give such notice shall not impair the effectiveness of the termination.

         The Plan will terminate in any event when the maximum number of Common Shares to be sold under the Plan has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of allocating available shares among all participants.

         The Board may amend the Plan from time to time; provided, however, no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of Common Shares which may be purchased under the Plan, (c) decrease the purchase price of the Common Shares for any purchase period below the lesser of 85% of fair market value on either of the first or the last day of such Purchase Period or (d) adversely affect the qualification of the Plan under Section 423 of the Internal Revenue Code.

         Upon termination of the Plan, certificates for the number of full Common Shares held in the account, cash equal to any remaining balances and the cash equivalent of any fractional share so held, determined as provided in
Section 6, shall be delivered promptly to such participant.


         10.      NON-TRANSFERABILITY.

         No right or interest in this Plan shall be assignable or transferable, or subject to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. Any attempted assignment, transfer, pledge or other disposition of any rights under this Plan shall be null and void and shall automatically terminate all rights of a participant under the Plan.

         11.      SHAREHOLDER'S RIGHTS.

         No Eligible Employee or participant shall by reason of this Plan have any rights of a shareholder of Kendle until and to the extent such person acquires Common Shares as herein provided.

         12.      MAXIMUM NUMBER AND SOURCE OF SHARES; ADJUSTMENTS.

         The maximum number of Common Shares which may be purchased under this Plan is Five Hundred Thousand (500,000) shares. Common Shares sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof. The Committee may also purchase Common Shares on behalf of the participants through market transactions.

         If Kendle shall, at any time change its issued Common Shares into a different number through stock dividend, stock split, combination or otherwise, the number of Common Shares specified in this Plan shall be proportionately adjusted.

         13.      MISCELLANEOUS.

         13.1 Any authorization, election, notice or document under this Plan from an Eligible Employee or participant shall be delivered to Kendle and shall be effective when delivered.

         13.2 This Plan, and Kendle's obligation to sell and deliver Common Shares hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for Kendle, be required.

           R.S. Rowe & Company, Inc.: Job No. 6438; Proof Of 03-31-98
     (617) 482-7765; (212) 926-2444; (800) 324-6202; FAX No. (617) 423-6308
                            EMAIL Address: rsrowe@inserv.com

                             PM6\5TH 3RD\Kendle-pr?




                                 [Kendle Logo]





                           Kendle International Inc.
                                700 Carew Tower
                                441 Vine Street
                             Cincinnati, Ohio 45202

PROXY    The undersigned hereby appoints Paul F. Ritter and Anthony L.
FOR      Parcellini, or either of them, proxies of the undersigned, each with
ANNUAL   the power of substitution, to vote all shares of Common Stock which the
MEETING undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Kendle International Inc. to be held on May 21, 1998 at 10:00 A.M. Eastern Time at The OMNI Netherland Plaza, 35 West Fifth Street, Cincinnati, Ohio or at any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.   Authority to elect as directors the following five (5) nominees;
          Candace Kendle Bryan,   Christopher C. Bergen,   Timothy M. Mooney,  Philip E. Beckman  AND  Charles A. Sanders
                    [ ] FOR                                      [ ] WITHHOLD AUTHORITY
WRITE THE NAME OF ANY NOMINEES(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD ______________________________________________
2.  To approve the 1998 Employee Stock Purchase Plan.
                    [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN
3.  To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants for 1998.
                    [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN
THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED
       (This proxy is continued and is to be signed on the reverse side)

[Kendle Logo]
c/o Corporate Trust Services
Mail Drop 1890FS--4129
38 Fountain Square Plaza
Cincinnati, OH 45263















                              fold and detach here
-------------------------------------------------------------------------------
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 14, 1998 and the Proxy Statement furnished therewith. Any proxy hereinfore given to vote said shares is hereby revoked.

         PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                                                Dated: ______________, 1998





                                                -----------------------------
                                                          Signature

                                                -----------------------------
                                                          Signature


                                               (Important: Please sign exactly
                                               as name appears hereon
                                               indicating where proper, official
                                               position or representative
                                               capacity. In the case of joint
                                               holders, all should sign.)